UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☑	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under §240.14a-12

TECHNICAL COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

TECHNICAL COMMUNICATIONS CORPORATION

Notice Of Annual Meeting Of Stockholders

To Be Held February 14, 2022

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Meeting”) of Technical Communications Corporation, a Massachusetts corporation (the “Company”), will be held at 10:00 a.m. (local time) on Monday, February 14, 2022, at the offices of the Company located at 100 Domino Drive, Concord, Massachusetts 01742, to:

1.	Elect one Class I Director to serve on the Board of Directors for a term of three years expiring at the 2025 Annual Meeting of Stockholders;

2.	Hold a stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Meeting;

3.	Approve the Technical Communications Corporation 2021 Equity Incentive Plan, as amended and restated;

4.	Ratify the appointment of Stowe & Degon LLC as the independent registered public accounting firm of the Company for the fiscal year ending September 24, 2022; and

5.	Consider and act upon such other business and matters as may properly come before the Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented at the Meeting. Only stockholders of record of the Company at the close of business on the record date of December 10, 2021 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2021, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors,

Thomas J. Conte, Secretary

Concord, Massachusetts

January 10, 2022

It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, please promptly complete, sign, date and mail the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

1

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on February 14, 2022

This Proxy Statement and related materials are available at the Company’s website at https://www.tccsecure.com/Investors.aspx.

This Proxy Statement relates to the Company’s 2022 Annual Meeting of Stockholders to be held on Monday, February 14, 2022 at 10:00 a.m. (local time) at the Company’s offices located at 100 Domino Drive, Concord, Massachusetts 01742.

The matters to be voted upon at such meeting are:

(1)	the election of one Class I Director to serve on the Board of Directors for a term of three years expiring at the 2025 Annual Meeting of Stockholders;

(2)	a stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement for the meeting; and

(3)	approve the Technical Communications Corporation 2021 Equity Incentive Plan, as amended and restated;

(4)	the ratification of Stowe & Degon LLC as the independent registered public accounting firm of the Company for the fiscal year ending September 24, 2022.

Stockholders will also consider and act upon such other business and matters as may properly come before such meeting or any adjournments thereof.

Only stockholders of record at the close of business on December 10, 2021 are entitled to notice of and to vote at the meeting and any adjournments thereof.

Materials that will be available electronically at the website identified above include:

•	the Notice of Annual Meeting of Stockholders;
•	the Proxy Statement for the meeting;
•	the form of proxy card; and
•	the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2021.

If you wish to attend the meeting in person and need directions, please contact TCC Investor Relations at (978) 287-5100. Instructions on how to complete, sign, date and return the proxy card are provided on the card, as well as a stockholder’s control/identification number(s).

2

TECHNICAL COMMUNICATIONS CORPORATION

100 Domino Drive

Concord, MA 01742

PROXY STATEMENT

for the

2022 Annual Meeting of Stockholders

February 14, 2022

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Technical Communications Corporation, a Massachusetts corporation (“TCC” or the “Company”), for use at the Company’s 2022 Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”), being held at 10:00 a.m. (local time) on Monday, February 14, 2022 at the offices of the Company, 100 Domino Drive, Concord, Massachusetts 01742.

It is expected that the Notice of Meeting, this Proxy Statement and the accompanying proxy card, and an Annual Report on Form 10-K for the fiscal year ended September 25, 2021 containing financial statements and other information of interest to stockholders, will be mailed to stockholders on or about January 10, 2022.

Record Date and Outstanding Shares

Only record holders of shares of the common stock, par value $0.10 per share, of the Company (the “Common Stock”) as of the close of business on December 10, 2021 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

As of the Record Date, there were 1,854,403 shares of the Company’s Common Stock outstanding and entitled to vote. The shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record.

Proxies

If the enclosed proxy card is properly marked, signed, and returned in time to be voted at the Meeting, and is not subsequently revoked, the shares represented will be voted in accordance with the instructions marked thereon. SIGNED PROXIES RETURNED TO THE COMPANY AND NOT MARKED TO THE CONTRARY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Thus, proxies not marked to the contrary will be voted:

•	in favor of the nominee for election to the Board,
•	in favor of the compensation of our named executive officers as disclosed in this Proxy Statement; and
•	in favor of the 2021 Equity Incentive Plan, as amended and restated,
•	in favor of ratification of the Company’s independent registered public accounting firm.

Any stockholder may revoke a proxy at any time prior to its exercise by signing and delivering a later-dated proxy or a written notice of revocation to the Secretary of the Company. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless a stockholder gives affirmative notice at the Meeting that such stockholder intends to revoke the proxy and vote in person.

3

Quorum and Approval

The presence in person or by proxy of the holders of a majority in interest of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Meeting. The stockholders entitled to vote that are present in person or by proxy at the Meeting may adjourn the Meeting without additional notice unless a new record date is or must be fixed. At any adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting and any adjourned Meeting. A broker non-vote occurs if the broker or other nominee who holds shares represented by a proxy has not received instructions with respect to a particular proposal and does not have discretionary authority with respect to such proposal. Matters as to which brokers do not have discretionary authority include the election of directors, even in uncontested elections, and the “say on pay” proposal.

The affirmative vote of a plurality of the votes cast at the Meeting by the shares entitled to vote thereon is required to elect a director. Abstentions, broker non-votes and votes withheld will not be included in the totals for director elections, and will have no effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter shall be required for the stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the Compensation section (including the tables therein) of this Proxy Statement. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the Technical Communications Corporation 2021 Equity Incentive Plan, as amended and restated. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

Lastly, the affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of the selection of the Company’s independent registered public accounting firm. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

Other Matters

The Board of Directors knows of no matters to be presented for consideration at the Meeting other than as set forth in this Proxy Statement. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as proxies and consistent with applicable law.

No director, executive officer or nominee for director, nor any associate of any of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting.

4

PROPOSAL I. ELECTION OF DIRECTORS

The business corporation statute of Massachusetts requires, unless a company opts out, that the terms of directors of public companies be staggered by dividing the number of directors into three groups, as nearly equal in number as possible, with the number of directors subject to such requirement being fixed by a vote of the board. Pursuant to the statute and the Company’s By-laws, the members of the Company’s Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The term of the Class I director to be elected at the Meeting expires at the 2025 annual meeting of stockholders; the term of the Class II director expires at the 2023 annual meeting of stockholders; and the term of the Class III director expires at the 2024 annual meeting of stockholders.

Directors elected by the stockholders at an annual meeting to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified. Vacancies on the Board, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director so elected holds office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until the director’s successor shall have been elected and qualified.

Nominee for Director

One director is to be elected at the Meeting as the Class I director. The Board of Directors, as recommended by its Compensation, Nominating and Governance Committee, has nominated Ralph M. Norwood for election as the Company’s Class I Director. Mr. Norwood is currently and has been a director of the Company since 2019 and has consented to being named in this Proxy Statement and to serve if elected. If elected, the nominee will hold office until the 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board of Directors knows of no reason why such nominee should be unable to serve or for good cause will not serve, but, if such should be the case, proxies may be voted for the election of some other person or persons.

The affirmative vote of a plurality of the votes cast at the Meeting by the shares entitled to vote thereon is required to elect a director. Thus, abstentions, broker non-votes and votes withheld will not be included in the totals and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEE.

5

Members of the Board of Directors, Nominees and Executive Officers

The following table sets forth the name and address of each director, nominee and executive officer of the Company, the year each current director first became a director, and the age and positions currently held by each such individual with the Company. The following table is as of December 10, 2021.

Name and Address(1)	Year First Became a Director	Age	Positions and Offices with the Company
Ralph M. Norwood	2019	78	Class I Director
Francisco F. Blanco	2011	79	Class II Director
Carl H. Guild, Jr.	1997	78	Class III Director, Chairman of the Board, Chief Executive Officer and President
Thomas E. Peoples	1998	73	Class III Director

Non-Director Executive Officers
Michael P. Malone	--	62	Chief Financial Officer, Treasurer and Assistant Secretary

(1)	The address of Messrs. Norwood, Blanco, Guild, Peoples and Malone is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.

Directors and Nominees

Ralph M. Norwood. Mr. Norwood served as Chief Financial Officer of CPS Technologies Corp. (“CPS”), a Nasdaq-listed manufacturer of electronic components, from 2011 until his retirement in May 2019; in August 2019, Mr. Norwood was elected to the Board of Directors of CPS.  He joined CPS from Navigator Capital Advisors, LLC, a financial consulting company, where he had served as President since he founded the firm in 2006. From 2002 until 2005 he served as Vice President and Chief Financial Officer of SatCon Technology Corporation, a clean energy company headquartered in Boston, MA. Previously, he served for over 20 years at Polaroid Corporation in various capacities including Vice President and Treasurer, Vice President and Controller, and Worldwide Manufacturing Controller. Mr. Norwood is also a veteran having served on active duty for 1968-70 as a U.S. Army officer. Mr. Norwood is a CPA and earned a B.S. from the University of New Hampshire and an M.B.A from the Darden School at the University of Virginia.

Mr. Norwood’s qualifications for election to and service on the Board of Directors include his significant financial expertise and experience, as well as his experience in international business.  Mr. Norwood’s experience as a financial executive also enhances the ability and functioning of the Board and in particular the Audit Committee in discharging its responsibilities to assist the Board with overseeing management’s conduct of TCC’s financial reporting processes.

6

Francisco F. Blanco. Mr. Blanco is President and CEO of The Pola Group, LLC, a consulting firm focused on providing advice and assistance, strategic direction and creative business development solutions for commercial and government clients, where he has worked since 2010. From 2001 to 2010, Mr. Blanco was Executive Vice President of the Intelligence and National Security Alliance (“INSA”), a member-based non-profit, non-partisan, public-private organization that works to promote and recognize the highest standards within the national security and intelligence communities. Prior to joining INSA, Mr. Blanco was employed in a variety of senior management and leadership positions during his 30-year tenure at the U.S. Department of Defense.

Mr. Blanco’s qualifications for election to and service on the Board of Directors include his industry experience, his government experience and relationships with government leaders and agencies, his management and business development skills, and his in-depth understanding of the Company’s products and their markets.

Carl H. Guild, Jr. Mr. Guild has been President and Chief Executive Officer of the Company since 1998 and Chairman of the Board of Directors since 2001. He was also Vice-Chairman of the Board from 1998 to 2001 and Chairman in 1998, and was an independent consultant to the Company from 1997 to 1998. From 1993 to 1997, he was a Senior Vice President with Raytheon Engineers and Constructors, Inc., a former unit of Raytheon Company, a defense, homeland security and aerospace technology company. Mr. Guild serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement (as amended) with the Company, which agreement is summarized under “Employment Agreements” in the Compensation section below.

Mr. Guild’s qualifications for election to and service on the Board of Directors include his management and leadership experience and financial acumen, his deep understanding of the Company’s products, business and industry, including its international operations and customers, and his demonstrated commitment to TCC and its stockholders.

Thomas E. Peoples. Mr. Peoples served as President of International Executive Counselors, LLC, a consulting company he established in Virginia between 2005 and 2019. Mr. Peoples was Vice President and Managing Director of The SPECTRUM Group, a Washington, DC area-based consulting firm, from 2004 to February 2015. Between 2001 and 2004, Mr. Peoples was retired. From 1999 to 2001, Mr. Peoples was the Senior Vice President for International and Washington Operations of Gencorp, Inc., a publicly-held manufacturer of automotive, polymer, aerospace, and defense products. From 1992 to 1999, Mr. Peoples was a Vice President of Aerojet, a privately-held aerospace and defense contractor. Prior to 1992, Mr. Peoples served as Manager of Business Development for Smart Munitions Programs at Raytheon Company. He served in the U.S. Army between August 1966 and February 1987, retiring from service as a Lieutenant Colonel. He is also a former Board member and Treasurer of the National Guard Youth Foundation and was an appointed member of the U.S. Department of Defense Science Board from 2000 to 2002.

Mr. Peoples’s qualifications for election to and service on the Board of Directors include his management and business experience, his government experience and relationships with government leaders and agencies, his business development skills and engineering expertise, and his in-depth understanding of the Company’s products and their markets.

7

Officers

Michael P. Malone. Mr. Malone, Chief Financial Officer, Treasurer and Assistant Secretary, joined the Company in 1998 as Director of Finance and Treasurer and became Chief Financial Officer in 2000. From 1997 to 1998, he was the Controller at Vasca, Inc., a privately-held medical device company. Prior to 1997, Mr. Malone was with ZOLL Medical Corporation, a publicly-traded medical device and software solutions company, for five years as its Controller and Treasurer. Mr. Malone and the Company are parties to an Employment Agreement, which agreement is summarized under “Employment Agreements” in the Compensation section below.

Corporate Governance

Board Composition and Independence; Meetings

The size of the Board of Directors is set at four directors. The Board has determined that each current director other than Mr. Guild is an “independent” director as that term is defined in the rules and regulations of The Nasdaq Stock Market (“Nasdaq”), including Listing Rule 5605, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or arrangements exist to the Board’s knowledge or were considered by the Board in determining any director’s or nominee’s independence.

The Board of Directors held five meetings during the fiscal year ended September 25, 2021. Each director attended 100% of the aggregate of (a) the total number of meetings of the Board of Directors he was eligible to attend, and (b) the total number of meetings of all committees of the Board of Directors on which he served that were held during the Company’s 2021 fiscal year.

Board Structure; Role in Risk Oversight

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer, with Carl H. Guild, Jr. serving in both capacities since 2001. The Board believes that combining these roles fosters clear accountability, effective decision-making and alignment on corporate strategy. The structure allows one person to speak for and lead the Company and avoids duplication of work and confusion about who is in charge. Given the Company’s historic size and financial results, and the requirement that members of the Board serve staggered terms, the Board has determined that neither dividing these roles nor designating a lead independent director is necessary or would result in significant benefits to the Company. The Board believes that its composition and membership – with 75% of its members considered independent - contribute to, and are currently sufficient for, effective independent oversight and minimize any potential conflicts that may result from the combination of the CEO and Chairman roles.

The Board of Directors oversees the business of the Company, including management performance and risk management, to assure that the long-term interests of TCC’s stockholders are being served. The process to identify, analyze, report and manage risks has been developed informally over time and involves managers reporting to the Chief Executive Officer and Chief Financial Officer, who in turn report to the Board on the significant risks facing the Company. Each risk is discussed and quantified when possible and a plan is developed to address and mitigate identified risks. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management and the Board on such risks. The Audit Committee is especially critical in this process, and such committee’s responsibilities include reviewing risk management and compliance programs and consulting with management and the Board on risk identification, measurement and mitigation.

8

Committees

The Board of Directors currently has two committees, the Audit Committee and the Compensation, Nominating and Governance Committee, each as described below.

Audit Committee

The Audit Committee of the Board, which currently consists of Messrs. Peoples (Chairman), Blanco and Norwood, held four meetings during fiscal year 2021.

The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by:

•	reviewing the financial reports and other financial information of the Company,
•	reviewing the Company’s system of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes,
•	serving as an independent and objective party to monitor the Company’s financial reporting processes and internal control systems,
•	reviewing and appraising the audit efforts of the Company’s independent registered public accounting firm,
•	reviewing, approving and/or ratifying related person transactions, and
•	providing an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee acts pursuant to an Audit Committee Charter, a copy of which is posted on the Company’s website at https://www.tccsecure.com/Investors.aspx. The Audit Committee’s charter requires that the committee review and update the charter periodically as conditions dictate. In August 2021, the Audit Committee’s charter was reviewed and affirmed without change.

The Board of Directors has determined that Mr. Peoples satisfies the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission (the “Commission”) by virtue of his educational and work experience as described above. The Board of Directors also has determined that Messrs. Peoples, Blanco and Norwood are independent under Nasdaq’s listing standards for directors and Audit Committee members under Rules 5605(b) and (c).

Compensation, Nominating and Governance Committee

The Company’s Compensation, Nominating and Governance Committee (the “Governance Committee”) currently consists of Messrs. Blanco (Chairman), Peoples and Norwood, and held four meetings during the 2021 fiscal year. As noted above, the Board has determined that each of these individuals satisfies applicable independence requirements for directors as well as members of such committee under Nasdaq Rules 5605(d) and (e).

9

The primary function of the Governance Committee is to assist the Board of Directors in discharging its responsibilities with respect to the Company’s compensation and benefit programs, the organization and membership of the Board, and corporate governance matters. The Governance Committee’s goal is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of the Company’s stockholders, and to play a leadership role in shaping the Company’s corporate governance.

The Governance Committee acts pursuant to the Compensation, Nominating and Governance Committee Charter, a copy of which is posted on the Company’s website at https://www.tccsecure.com/Investors.aspx. The Governance Committee’s charter requires that the committee review and reassess the adequacy of the charter annually and recommend any proposed changes to the Board for approval. In August 2021, the Governance Committee’s charter was reviewed and affirmed without change. The Governance Committee must also annually evaluate its own performance.

The Board has approved policies and procedures for the Governance Committee with respect to the nomination of candidates to the Board and any committees thereof. These policies and procedures are available on the Company’s website at https://www.tccsecure.com/Investors.aspx and are summarized below, and have not been materially changed since adoption.

Nomination Policies and Procedures

The Governance Committee will accept for consideration any candidate properly recommended by a stockholder; acceptance of a recommendation for consideration does not imply the committee will nominate or recommend for nomination the proposed candidate.

Stockholders who wish to nominate qualified candidates to serve as directors must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s executive offices as set forth in the Company’s periodic reports as filed with the Commission, of a proposed nominee. Submissions may be by mail, courier or personal delivery. E-mail submissions will not be considered. In order to ensure meaningful consideration of such candidates, notice must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders.

The notice must set forth as to each proposed nominee:

•	the nominee’s name, age, business address and, if known, residence address,
•	his or her principal occupation or employment and business experience,
•	the number of shares of stock of the Company, if any, which are beneficially owned by such nominee, and
•	any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to applicable law, including but not limited to any arrangements or agreements regarding the proposed candidate’s nomination, all relationships between the proposed nominee and the recommending stockholder and the Company, and all transactions between such parties.

10

The notice must also set forth with respect to the stockholder making the nomination the name and address, as they appear on the Company’s books, of such stockholder, the number of shares of the Company that are owned beneficially or of record by such stockholder, and the time period such shares have been held.

Submissions received through this process will be forwarded to the Governance Committee for review. Only those submissions that comply with these procedures and those nominees who satisfy the qualifications determined by the Governance Committee for directors of the Company will be considered.

When considering candidates, the Governance Committee strives to achieve a balance of knowledge, experience and accomplishment such that the Board reflects a diversity of talent, age, skill, expertise and perspective. While there are no set minimum requirements, a candidate should:

•	be intelligent, thoughtful and analytical,
•	possess superior business-related knowledge, skills and experience,
•	reflect the highest integrity, ethics and character, and value such qualities in others,
•	have excelled in both academic and professional settings,
•	demonstrate achievement in his or her chosen field,
•	be free of actual or potential conflicts of interest,
•	be familiar with regulatory and governance matters,
•	have the ability to devote sufficient time to the business and affairs of the Company, and
•	demonstrate the capacity and desire to represent, fairly and equally, the best interests of the Company’s stockholders as a whole.

In addition to the above criteria (which may be modified from time to time), the Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders, including a candidate’s independence, financial sophistication and special competencies. The Governance Committee does not have a formal policy with regard to the consideration of diversity when identifying and evaluating nominees but diversity may be considered when making nominations, including racial and ethnic diversity, gender, and diversity of personal and professional experiences, backgrounds, skills and qualifications.

The Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Governance Committee may retain and compensate third parties, including executive search firms, to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service and familiarity with the Company with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing members do not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Governance Committee meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval. Once a slate is selected, the Governance Committee presents it to the full Board.

11

The Governance Committee does not currently, and does not intend in the future, to differentiate between or alter the manner in which it evaluates candidates based on the constituency (including stockholders) that proposed the candidate.

For a description of the Governance Committee’s role in evaluating and establishing compensation programs, policies and levels for the Company, see the Compensation Discussion and Analysis and Compensation sections below.

Stockholder Communications and Director Attendance at Annual Stockholder Meetings

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to Technical Communications Corporation, 100 Domino Drive, Concord, MA 01742, Attention: Chief Financial Officer. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly junk mail or a mass mailing, a business solicitation, advertisement or job inquiry, or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard or take appropriate legal action regarding the communication.

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to strongly encourage, but not require, the members of the Board to attend such meetings. All members of the Board attended the 2020 Annual Meeting of Stockholders.

TCC’s policies regarding stockholder communications and director attendance (which may be modified from time to time) can be found on the Company’s website at https://www.tccsecure.com/Investors.aspx.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Commission.

Certain Relationships and Related Person Transactions; Legal Proceedings

David A. White, the Company’s Former Secretary, is a member of a law firm that provided legal services to the Company. Fees paid to Mr. White’s law firm during each of the Company’s 2021 and 2020 fiscal years were approximately $72,000

On November 29, 2021, Carl H. Guild, Jr., the Company’s CEO, President and Chairman of the Board, made a revolving loan to the Company of up to $1,000,000 to provide working capital, which loan was evidenced by a demand promissory note bearing interest at a rate of 7.5%. This loan is still outstanding.

12

On May 6, 2021, Carl H. Guild, Jr., the Company’s CEO, President and Chairman of the Board, made a revolving loan to the Company of $1,000,000 to provide working capital, which loan was evidenced by a demand promissory note bearing interest at a rate of 6%. This loan is still outstanding and has accrued interest of $13,195 as of September 25, 2021.

On August 29, 2019, Carl H. Guild, Jr., the Company’s CEO, President and Chairman of the Board, made a loan to the Company of $300,000 to provide working capital, which loan was evidenced by a demand promissory note bearing interest at the then-applicable federal rate. This loan was repaid by the Company in full on September 23, 2019.

On July 15, 2021 the Company sold 4,000 shares of unregistered shares of the Company’s common stock at $4.00 per share to Ralph M. Norwood, a member of the Board of Directors.

There were no other transactions during fiscal years 2021 or 2020, and there are no currently proposed transactions, to which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. There are no family relationships among the directors, executive officers or any nominee therefor, and to the Company’s knowledge no arrangements or understandings exist between any director or nominee and any other person pursuant to which such director or nominee was or is to be selected as a director or executive officer.

There are no material proceedings to which a director, executive officer or nominee is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its subsidiary, nor to the Company’s knowledge are there any proceedings or events material to an evaluation of the ability or integrity of the Company’s directors, nominees or executive officers.

Hedging Policies and Procedures

The Company has not adopted practices or policies regarding the ability of employees (including officers) or directors, or any of their designees, to purchase financial instruments or otherwise engage in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of the Company’s Common Stock or other equity securities.

Code of Ethics

The Company has a Code of Business Conduct and Ethics, which applies to all of its employees, officers and directors. A copy of this code can be found on the Company’s website at https://www.tccsecure.com/Investors.aspx.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 25, 2021.

13

The Audit Committee has reviewed and discussed the 2021 fiscal year audited financial statements with management. The Audit Committee has also discussed with the Company’s independent registered public accounting firm for fiscal 2021, Stowe & Degon LLC, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission; received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and discussed with the independent registered public accounting firm its independence and any relationships that may impact its objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 25, 2021 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee

Thomas E. Peoples (Chair)

Ralph M. Norwood

Francisco F. Blanco

14

COMPENSATION DISCUSSION AND ANALYSIS

As noted above, one role of the Compensation, Nominating and Governance Committee of the Board of Directors, comprised solely of non-employee, “independent” directors, is to assist the Board with discharging its responsibilities relating to the compensation of TCC’s employees, officers and directors, and the development and administration of the Company’s compensation and benefit programs.

The Governance Committee operates under a written charter, which is available at https://www.tccsecure.com/Investors.aspx. As set forth in the charter, the committee’s authority and responsibilities with respect to compensation include:

•	For executives, to assist with the development of an executive compensation program supportive of the achievement of the Company’s strategic goals and objectives, to review and approve the goals and objectives relevant to the compensation of the Chief Executive Officer of the Company, including an annual evaluation of the CEO’s performance and the establishment of the CEO’s compensation and other material terms of employment, and to review and approve senior management team member compensation;

•	For directors, to annually evaluate the appropriate level and form of compensation for members of the Board and its committees, and to recommend changes to the Board when appropriate; and

•	For employees generally, to monitor and review all general compensation strategies and programs of the Company, including equity incentive and benefit programs.

The following discussion provides information about the Company’s compensation plans and programs generally, as well as compensation awarded to, earned by or paid to our “named executive officers” pursuant to applicable Commission rules and regulations. For additional information, please see the Compensation section that follows this discussion and analysis.

Compensation Philosophy and Objectives

The philosophy underlying the Company’s compensation plans is to provide compensation that rewards both individual and organizational performance and align such compensation with stockholder interests. The Company aims to make executive compensation sensitive to and reflective of the financial condition and performance of the Company, which is defined in terms of revenue growth and profitability. Compensation also must be competitive, thereby enabling the Company to attract, retain and motivate highly-qualified individuals who contribute to the Company’s success.

Procedure

Compensation decisions are made annually and are tied to the Company’s fiscal year-end. For each employee, a performance evaluation is conducted by his or her supervisor, the results of which are shared with the employee. The evaluation encompasses a review of the employee’s individual performance over the course of the fiscal year, and includes recognition of the achievement by TCC of its strategic objectives and priorities. Compensation decisions for non-officer employees are made after the results of the performance evaluations have been considered and an informal analysis is completed that considers the goals of market competitiveness and enhancement of stockholder value. No upward adjustment is made to an employee’s compensation if the individual’s performance does not merit, or if the Company’s financial condition and performance do not support, such an adjustment.

15

The Governance Committee does not make individual compensation decisions for non-officer employees. Rather, our Chief Executive Officer sets compensation levels and presents the aggregate information to the Governance Committee for its information. Bonuses are typically paid in December, and salary increases are effective October 1 and paid retroactively before the end of the calendar year.

Compensation packages for our named executive officers are analyzed and discussed individually by the Governance Committee, and decisions are made once the Governance Committee has obtained all of the information it deems necessary. Information that is considered in making named executive officer compensation decisions includes information provided to the Governance Committee via presentations made to the committee by the named executive officers themselves. Such presentations include highlights of achievements and milestones met by the officers in the fiscal year and the results of each individual’s performance self-evaluation. The Governance Committee also considers the Company’s financial condition and performance.

The accounting and tax treatment of compensation decisions generally have not been material factors in determining the amount and type of compensation given to executive officers, other than to balance the potential cost to the Company with the benefit or value to the executive. The tax and accounting treatment of different compensation arrangements may play a greater role in the decision-making process in the future. The effects on Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) also would be considered when applicable.

The Governance Committee has not to date employed any compensation consultants to assist it with compensation decisions, although it is authorized by its charter to do so and reserves the right to engage such consultants when and if deemed necessary or advisable. The Governance Committee also has the authority to form, and delegate any of its responsibilities to, subcommittees as it deems appropriate, although to date it has not done so.

Compensation Components

The components of compensation provided to named executive officers (as well as non-officer employees) typically include base salary, annual discretionary bonuses and equity incentives. Bonuses and equity incentives have historically been granted in periods during which the Company’s financial performance have supported such awards. Executive officers have not received these components of compensation when the Company’s operating results have not been positive and/or the recipients have not achieved specified performance milestones. No bonuses were paid with respect to fiscal year 2021 or 2020 to any named executive officer due to the financial performance of the Company.

The Company also has in place retirement and change of control arrangements with its two named executive officers, who participate in the group benefits offered to all employees, such as medical and life insurance.

Base Salary

Base salary levels for the Company’s named executive officers are based on an informal review of compensation for competitive positions in the market and reflect job responsibilities and skills, level of experience, individual performance, judgments as to past and future contributions to the Company, and the Company’s compensation budget. Specific weight is not given to any particular factor when establishing base salaries, although most weight is typically given to individual performance. The Company’s practice has been to review base salaries at the fiscal year-end as noted above, although salaries may be reviewed more frequently if circumstances dictate.

16

Annual Bonuses

Bonuses, when paid, are designed to tie awards to individual performance and motivate and reward employees for their contributions to the Company. A number of factors are considered in determining whether annual bonuses should be paid, most importantly the achievement by the Company of specified financial objectives and the achievement by the employees of individual objectives. Recognition of individual performance and accomplishment is based on a subjective analysis of each individual’s performance; recognition of Company performance is based on an evaluation of specified measures of corporate performance, such as corporate profits and sales order activity.

The Company has an Executive Bonus Program for the benefit of key management employees – traditionally the Chief Executive Officer and Chief Financial Officer – and an informal bonus program for all other employees. For named executive officers, an initial plan is set and approved by the Governance Committee at the beginning of the fiscal year and bonus awards are determined out of such plan at year-end based on Company and individual performance. For non-officer employees, the budget is established by management, subject to review by the Governance Committee, at year-end based on the Company’s financial performance during the year, and individual awards are determined through a consultative process involving an employee’s supervisor and our Chief Executive Officer.

Equity Incentives

As with base salary and bonus determinations, equity compensation awards are determined on an informal, annual basis. An important objective of this component of compensation is to strengthen the relationship between the long-term value of the Company’s stock price and the potential financial gain for employees, as well as retention of personnel. Historically the Company has awarded stock options to its employees and directors as the equity component of compensation, which provide recipients the opportunity to purchase shares of our Common Stock upon vesting and become valuable only if the trading price of the Common Stock increases. The recipient is therefore motivated to remain with the Company until the options vest and motivated to improve individual performance in support of improved Company performance.

In selecting employees eligible to receive equity compensation grants (whether at the initial hire date or through periodic grants) and determining the size of such grants, a variety of factors are considered, including the job and responsibility level and past, current and prospective services rendered, or to be rendered, to the Company by the employee. Determination of the employees eligible to receive awards and the size of such awards is based on a subjective analysis by the Governance Committee, with input and recommendations from Mr. Guild, of each individual’s position within the Company, his or her performance, and his or her growth potential and that of the Company.

17

Equity Plans

The Company currently administers three plans that provide for the grant of equity incentive compensation to officers, directors and employees.

The Technical Communications Corporation 2005 Non-Statutory Stock Option Plan, as amended (the “2005 Plan”), was adopted by the Board of Directors in May 2005 and permitted the grant of non-statutory stock options to purchase up to 200,000 shares of Common Stock to employees, directors and consultants. The stated purpose of the 2005 Plan was to promote the success and interests of the Company and its stockholders by permitting and encouraging employees, directors and consultants of the Company to obtain a proprietary interest in the Company or its subsidiaries through the grant of non-statutory options to purchase shares of the Company. Determinations as to recipients of awards, option term, vesting period and exercise price were made by the Governance Committee in its discretion. As of December 10, 2021, the Company had issued a total of 208,500 options pursuant to the 2005 Plan. The 2005 Plan expired on May 5, 2015 and no further awards were permitted as of such date. As of December 10, 2021, options to purchase 24,500 shares granted under the 2005 Plan remained outstanding.

The Technical Communications Corporation 2010 Equity Incentive Plan (as amended, the “2010 Plan”), which was adopted in July 2010 and expired in July 2020, provided for the issuance of up to 400,000 shares of Common Stock pursuant to awards of stock options (incentive and non-qualified), stock appreciation rights, and restricted stock to employees, directors and consultants to the Company. The stated purpose of the 2010 Plan was to promote the success and interests of the Company and its stockholders by permitting and encouraging participants to obtain a proprietary interest in the Company through the grant of awards that are consistent with the Company’s goals and that link the personal interests of participants to those of the Company’s stockholders. The 2010 Plan was further intended to enable the Company to attract, retain and motivate those whose services were deemed critical to the success of the Company and align the interests of such individuals with those of the Company. Determinations as to award recipients, duration, price, vesting and performance requirements and other material terms were made by the Governance Committee, although there were specific requirements as to the price and term of certain awards depending on the award type and recipient. Following its expiration in July 2020, awards were not able to be granted under the 2010 Plan, although as of December 10, 2021, options to purchase 119,400 shares granted under the 2010 Plan remained outstanding.

In May 2021, the Board of Directors approved and adopted the Technical Communications Corporation 2021 Equity Incentive Plan, which was amended and restated in December 2021 (as amended and restated, the “2021 Equity Plan”), which plan is subject to shareholder approval at the Meeting. The 2021 Equity Plan currently provides for the issuance of up to 300,000 shares of Common Stock pursuant to awards of stock options (non-qualified), stock appreciation rights, and restricted stock to employees, directors and consultants to the Company. The amendment for which stockholder approval is being sought at the Meeting would allow for the issuance of incentive stock options as well as increase the number of shares of Common Stock authorized for issuance upon grants and awards to 400,000 shares.

The stated purpose of the 2021 Equity Plan is to promote the success and interests of the Company and its stockholders by permitting and encouraging participants to obtain a proprietary interest in the Company through the grant of awards that are consistent with the Company’s goals and that link the personal interests of participants to those of the Company’s stockholders. The 2021 Equity Plan is further intended to enable the Company to attract, retain and motivate those whose services are deemed critical to the success of the Company and align the interests of such individuals with those of the Company. Determinations as to award recipients, duration, price, vesting and performance requirements and other material terms are made by the Governance Committee, although there are specific requirements as to the price and term of certain awards depending on the award type and recipient. If any award under the 2021 Equity Plan is canceled, terminates, expires or lapses for any reason without having been exercised in full, any shares subject to such award that remain unpurchased are available for future grant. In addition, any shares retained by the Company upon exercise of an award in order to satisfy the exercise price of such award, or any withholding taxes due with respect to such exercise, are treated as not issued and shall continue to be available. At the same time, shares issued under the 2021 Equity Plan and later repurchased by the Company are not available for future grant or sale. As of December 10, 2021, there were no outstanding options to purchase shares pursuant to the 2021 Equity Plan.

18

Retirement, Severance, Change in Control and Similar Compensation

The Company does not offer or have in place any formal retirement, severance or similar compensation programs other than its 401(k) plan. Rather, the Company individually negotiates with those employees for whom retirement, severance or similar compensation is deemed necessary. A description of the severance arrangements with the Company’s named executive officers follows.

Carl H. Guild, Jr., President and Chief Executive Officer

Pursuant to his employment agreement, upon termination of his employment without “cause” by the Company or upon his death or disability, Mr. Guild is entitled to receive severance pay in an amount equal to the greater of six months’ base salary at the then-current level or the balance of the term of the agreement, less applicable taxes and other required withholdings and amounts owed to the Company, and including all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months. If the Company determines not to renew Mr. Guild’s employment agreement, he is entitled to an amount equal to six months’ base salary at the then-current level, less applicable taxes and other required withholdings and amounts owed to the Company, and the continuation of all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months.

“Cause” is defined as Mr. Guild’s failure or refusal to perform the services specified in his employment agreement or to carry out any lawful directions of the Board; conviction of a felony; fraud or embezzlement involving the assets of the Company, its customers, suppliers or affiliates; gross negligence or willful misconduct; or breach of any term of his employment agreement.

Mr. Guild may terminate his employment agreement upon prior written notice to the Company. Upon his voluntary termination, he is entitled to severance pay – defined as his base salary at the then-current level, less applicable taxes and other required withholdings and amounts owed to the Company – equal to six months if the termination date is on the renewal date of the agreement or the lesser of six months or the balance of the term of the agreement if the termination date is before such renewal date.

In the event of a change in control of the Company where Mr. Guild resigns or is terminated without cause by the Company within 24 months after such an event, any unvested options held shall automatically vest and become immediately exercisable. In addition, Mr. Guild would be entitled to receive severance pay in an amount equal to 24 months’ base salary at the then-current level, less applicable taxes and other withholdings and amounts due and plus all accrued and unpaid expenses and vacation time. In the event that any payment to be received pursuant to such change in control or the value of any acceleration right in any Company stock options held in connection with the change in control of the Company would be subject to an excise tax pursuant to Section 4999 of the Code, whether in whole or in part as a result of being an “excess parachute payment” within the meaning of such terms in Section 280G(b) of the Code, the amount payable will be increased (grossed up) to cover the excise tax liability due under Section 4999 of the Code, if otherwise permitted under the Code.

19

“Change in control” is defined as the occurrence of any one of the following: (a) any person or entity, including a “group” as defined in Section 13(d) of the Exchange Act (other than the Company, a wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries), becoming the beneficial owner of the Company’s securities having 51% or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company; or (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (c) the approval of the stockholders of the Company of a plan of liquidation.

Michael P. Malone, Treasurer and Chief Financial Officer

Under Mr. Malone’s employment agreement, the Company has the right, upon written notice, to terminate his employment (a) immediately at any time for “cause” or (b) at any time without “cause”. Cause is defined as his failure or refusal to perform the services specified in his employment agreement or to carry out any lawful directions of the Board; conviction of a felony; fraud or embezzlement involving the assets of the Company, its customers, suppliers or affiliates; gross negligence or willful misconduct; inability for a continuous period of at least 180 days in the aggregate during any 360-day period to perform his duties due to a physical or mental disability incapable of reasonable accommodation under applicable law; or breach of any term of his employment agreement.

Upon termination of employment without cause by the Company, Mr. Malone is entitled to receive severance pay in an amount equal to the greater of six months’ base salary at the then-current level or his base salary for the balance of the term of the agreement. If the Company determines not to renew Mr. Malone’s employment agreement, he is guaranteed, at the Company’s option, at will employment for six months or severance pay in an amount equal to six months’ base salary at the then-current level. In either case, such amounts shall be less applicable taxes and other required withholdings and amounts owed to the Company, plus all accrued but unpaid expenses and vacation time.

In the event of a change in control of the Company where Mr. Malone resigns or is terminated without cause by the Company within six months after such an event, any unvested options held shall automatically vest and become immediately exercisable. In addition, Mr. Malone would be entitled to receive severance pay in an amount equal to six months’ base salary at the then-current level, less applicable taxes and other withholdings and amounts due and plus all accrued and unpaid expenses and vacation time. In the event that any payment to be received pursuant to such change in control or the value of any acceleration right in any Company stock options held in connection with the change in control of the Company would be subject to an excise tax pursuant to Section 4999 of the Code, whether in whole or in part as a result of being an “excess parachute payment” within the meaning of such terms in Section 280G(b) of the Code, the amount payable to Mr. Malone will be increased (grossed up) to cover the excise tax liability due under Section 4999 of the Code, if otherwise permitted under the Code. “Change in control” in Mr. Malone’s employment agreement has the same definition as that found in Mr. Guild’s agreement, provided above.

20

No other employees receive or are entitled to receive any retirement, severance or similar compensation.

Perquisites and Other Benefits

The Company generally does not provide its officers with “perks” or similar types of benefits. Messrs. Guild and Malone have life insurance policies for which the Company pays the premium, and the Company also typically matches up to a certain percentage of their contributions to the Company’s 401(k) plan. Both of these benefits are generally available to all Company employees, subject to certain limitations and restrictions. Messrs. Guild and Malone, like other employees, also are entitled to participate in TCC’s employee benefit plans offering group disability insurance, group medical and hospitalization plans, and retirement and profit-sharing plans.

Chief Executive Officer Compensation

Mr. Guild has been President and Chief Executive Officer of the Company since 1998 and Chairman of the Board of Directors since 2001. His base salary for each of fiscal years 2021 and 2020 was $285,000.

Mr. Guild did not receive a bonus with respect to the fiscal years ended September 25, 2021 or September 26, 2020 due to the Company’s financial condition at year-end and the lack of achievement by the Company and Mr. Guild of specified performance milestones for the periods.

Mr. Guild did not receive any stock options in fiscal 2021. In fiscal 2020, the Board awarded Mr. Guild an option to purchase 3,500 shares of Common Stock for his service as a director, as it did for all other directors. These non-qualified options were granted on May 7, 2020 under the 2010 Plan at an exercise price of $2.48 per share with a term of 10 years, and vest over a five year period. See “Director Compensation” in the Compensation section below for more information regarding such director option grants.

See “Retirement, Severance, Change in Control and Similar Compensation” above for a discussion of the severance payments payable to Mr. Guild under the terms of his employment agreement.

Chief Financial Officer Compensation

Mr. Malone has been Chief Financial Officer of the Company since 2000 and Treasurer since 1998. His base salary for each of fiscal years 2021 and 2020 was $160,000.

Mr. Malone did not receive a bonus with respect to the fiscal years ended September 25, 2021 or September 26, 2020 due to the Company’s financial condition at year-end and the lack of achievement by the Company and Mr. Malone of specified performance milestones for the periods. Mr. Malone also was not awarded any stock options or other equity incentives during fiscal years 2021 or 2020.

21

See “Retirement, Severance, Change in Control and Similar Compensation” above for a discussion of the severance payments payable to Mr. Malone under the terms of his employment agreement.

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain employees, generally the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In fiscal 2021, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Board of Directors believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Board has not formulated a policy to address non-qualifying compensation.

Say on Pay Proposal and Vote

As discussed under Proposal II below, stockholders will have the opportunity to cast their vote on the compensation of TCC’s named executive officers as described in this Proxy Statement at the Meeting. The advisory vote will not be binding on the Governance Committee or the Board of Directors. However, the Governance Committee and the Board will review the voting results and any concerns raised by stockholders will be considered when determining future compensation arrangements and making decisions about future compensation programs and practices. The Board and Governance Committee also may consult directly with stockholders to better understand any issues and concerns. Stockholders (not including broker non-votes) have voted in favor of the compensation of the Company’s named executive officers every year since being given the opportunity to do so. At the Company’s 2011 annual meeting of stockholders and again at the 2017 annual meeting of stockholders, stockholders voted in favor of including an advisory vote on executive compensation in the Company’s proxy materials every year as recommended by the Board, which annual vote the Board implemented.

22

COMPENSATION

Named Executive Officers

The following tables set forth all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer and Chief Financial Officer of the Company, who were the only “named executive officers” of the Company during its 2021 fiscal year, for all services rendered by such officers to the Company and its subsidiary in all capacities for the periods presented.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Carl H. Guild, Jr. President, Chief Executive Officer and Chairman	2021	$254,313(1)	--	-	$7,169(3)	$261,482
	2020	$285,006(1)	--	$7,364(2)	$7,586(3)	$299,956

Michael P. Malone Chief Financial Officer, Treasurer and Assistant Secretary	2021	$142,782(4)	--	--	$4,989(5)	$147,771
	2020	$160,014(4)	--	--	$6,123(5)	$166,137

(1)	Mr. Guild’s annual base salary was set at $285,000 effective March 1, 2012. As a result of a company wide furlough between December 2020 and March of 2021 Mr. Guild’s salary was reduced by 40% during that period.

(2)	Amount represents an award on May 7, 2020 of a non-qualified option to purchase 3,500 shares of Common Stock at $2.48 per share, which vests over a five year period and has a 10 year term. Such award was made to Mr. Guild for his service as a director of the Company. The dollar amount presented includes the aggregate fair value of the award on the date of grant. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 112%, risk-free interest rate of 0.36%, and expected life of 6.5 years.

(3)	Includes the Company’s 25% match on the first 6%, and 30% match on the second 6%, of Mr. Guild’s 401(k) contributions for fiscal 2021 and 2020. Also includes life insurance premiums paid by the Company of $504 and $468 for fiscal years 2021 and 2020, respectively.

(4)	Mr. Malone’s annual base salary was set at $160,000 effective March 1, 2012. As a result of a company wide furlough between December 2020 and March of 2021 Mr. Malone’s salary was reduced by 40% during that period.

(5)	Includes the Company’s 25% match on the first 6%, and 30% match on the second 6%, of Mr. Malone’s 401(k) contributions for fiscal 2021 and 2020. Also includes life insurance premiums paid by the Company of $1,008 and $936 for fiscal years 2021 and 2020, respectively.

23

For further information on equity incentive awards granted to our named executive officers, see the disclosure below. For more information on compensation generally and information on severance and change of control rights, see the Compensation Discussion and Analysis section above.

Employment Agreements

Carl H. Guild, Jr.

The Company entered into an employment agreement with Carl H. Guild, Jr., its President and Chief Executive Officer, effective as of November 19, 1998 and amended November 8, 2001. The original term of the agreement expired September 30, 2000; the agreement renews automatically thereafter for successive periods of one year unless earlier terminated or not renewed. Mr. Guild’s agreement contains provisions specifying his annual compensation, subject to an annual merit review by the Board of Directors. The agreement also provides for performance awards to be paid at the discretion of the Company’s Board of Directors, based on an assessment of exceptional performance. Mr. Guild’s base salary was set at $285,000 effective March 1, 2012 and has not changed since such date. No performance awards were earned with respect to fiscal 2021 or 2020.

For a more in-depth discussion of Mr. Guild’s right to receive annual performance bonuses and his right to severance and change in control payments, see the Compensation Discussion and Analysis section above. For information on stock options granted to Mr. Guild, see “Outstanding Equity Awards at Fiscal Year-End” below.

Michael P. Malone

The Company entered into an employment agreement with Michael P. Malone, its Chief Financial Officer, effective as of February 12, 2001. The original term of the agreement was 12 months, and the agreement renews automatically for successive periods of one year unless earlier terminated or not renewed. Mr. Malone’s agreement contains provisions specifying his annual base salary, subject to an annual merit review by the Board of Directors. The agreement also provides for performance awards to be paid at the discretion of the Company’s Board of Directors, based on an exceptional performance assessment. Mr. Malone’s base salary was set at $160,000 effective March 1, 2012 and has not changed since such date. No performance awards were earned with respect to fiscal 2021 or 2020.

For a more in-depth discussion of Mr. Malone’s right to receive annual performance bonuses and his right to severance and change in control payments, see the Compensation Discussion and Analysis section above. For information on stock options granted to Mr. Malone, see “Outstanding Equity Awards at Fiscal Year-End” below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised options held by our named executive officers outstanding as of the end of the Company’s 2021 fiscal year, which date was September 25, 2021.

24

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Carl H. Guild, Jr.	3,500 (1)	--	--	9.77	05/05/21
	3,500 (2)	--	--	10.20	05/03/22
	3,500 (3)	--	--	4.67	02/11/23
	3,500 (4)	--	--	7.65	02/12/24
	3,500 (5)	--	--	4.05	05/07/25
	3,500 (6)	--	--	2.90	02/08/26
	2,800 (7)	700 (7)	--	2.50	02/13/27
	2,100 (8)	1,400 (8)	--	7.25	02/12/28
	1,400 (9)	2,100 (9)	--	3.58	05/15/29
	700 (10)	2,800 (10)	--	2.48	05/07/30

(1)	Granted on May 5, 2011 under the 2010 Plan; options have 10 year term and were fully vested as of May 5, 2011.
(2)	Granted on May 3, 2012 under the 2005 Plan; options have 10 year term and were fully vested as of May 3, 2012.
(3)	Granted on February 11, 2013 under the 2005 Plan; options have 10 year term and were fully vested as of February 11, 2013.
(4)	Granted on February 12, 2014 under the 2005 Plan; options have 10 year term and were fully vested as of February 12, 2014.
(5)	Granted on May 7, 2015 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.
(6)	Granted on February 8, 2016 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.
(7)	Granted on February 13, 2017 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.
(8)	Granted on February 12, 2018 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.
(9)	Granted on May 15, 2019 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.
(10)	Granted on May 7, 2020 under the 2010 Plan; options have 10 year term and vest as to 20% of the shares on each of the first five anniversaries of the date of grant.

Equity Incentive Plans

The Company currently administers three plans that provided for the grant of equity incentive compensation to officers, directors and employees: the Technical Communications Corporation 2021 Equity Incentive Plan, the Technical Communications Corporation 2010 Equity Incentive Plan and the Technical Communications Corporation 2005 Non-Statutory Stock Option Plan. On July 29, 2020, the 2010 Plan expired; the 2005 Plan expired in May 2015. As of December 10, 2021, although awards were no longer able to be granted under either of the 2010 Plan and the 2005 Plan, options to purchase 119,400 and 24,500 shares granted under the 2010 Plan and 2005 Plan, respectively, remained outstanding.

25

Generally, these plans provided for the grant of equity awards to employees, officers, directors and consultants of the Company, in each case in amounts, at prices and subject to such restrictions and limitations as determined by the Board of Directors or a committee thereof and in compliance with applicable law, including the Code. For more information about each plan, see “Equity Incentives” in the Compensation Discussion and Analysis section above.

As noted above and discussed in greater detail under Proposal IV below, in May 2021 the Board adopted the 2021 Equity Plan, which plan is subject to stockholder approval at the Meeting. The 2021 Plan provides for the issuance of awards with respect to 400,000 shares of Common Stock. As of December 10, 2021, there were no outstanding options to purchase shares pursuant to the 2021 Equity Plan.

Grants in Fiscal 2021

There were no grants to members of the Board of Directors during fiscal 2021. The directors elected to defer their annual grant of stock options for fiscal 2021.

Retirement, Severance and Similar Compensation

No retirement, severance or similar compensation was paid to any employee during the 2021 fiscal year. For a description of the amounts that may be payable to our named executive officers upon their resignation, retirement, termination or a change in control, please see “Retirement, Severance, Change in Control and Similar Compensation” above in the Compensation Discussion and Analysis section. The Company also provides to all employees a 401(k) tax qualified plan.

Compensation of Directors

The following table sets forth all compensation paid to the Company’s directors for the fiscal year ended September 25, 2021. Mr. Guild, our President, CEO and Chairman of the Board of Directors, did not receive any compensation for his service as a director during the 2021 fiscal year other than the option grant discussed above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Thomas E. Peoples	$30,100(1)	-(2)	-	$30,100
Francisco F. Blanco	$24,500(1)	-(2)	-	$24,500
Ralph M. Norwood	$24,500(1)	-(2)	-	$24,500

(1)	Includes quarterly stipend and fees paid for Board of Directors and committee meetings attended during the fiscal year. For Mr. Peoples, also includes quarterly stipend received for serving as Chairman of the Audit Committee. These amounts include unpaid fees as a result of the members of the Board of Directors electing to defer the fees due for the third and fourth quarters of 2021 fiscal year. Unpaid fees amount to $15,300 for Mr. Peoples and $12,500 for both Mr. Blanco and Mr. Norwood.

26

(2)	Mr. Peoples had 29,400 options outstanding at the 2021 fiscal year-end, of which 22,400 were fully vested and exercisable. Mr. Blanco had 28,000 options outstanding at the 2021 fiscal year-end, of which 21,000 were fully vested and exercisable. Mr. Norwood had 3,500 options outstanding at the 2021 fiscal year-end, of which 700 were fully vested and exercisable. The Board of Directors elected to defer their annual stock option grant for fiscal year 2021.

Board members are entitled to receive a Board meeting fee of $2,500 per meeting attended (whether in person or via telephone conference, so long as the duration of the meeting attended exceeds 30 minutes), which fee can be waived.  Board members also receive a quarterly stipend of $3,500 for their service. Members of the Audit Committee are paid $1,000 for each Audit Committee meeting that is not held in connection with a regularly scheduled Board meeting, and the Audit Committee Chairman receives a quarterly stipend of $1,400 in addition to the stipend he receives as a director of the Company.  Members of the Governance Committee receive $500 for each meeting that is held other than in connection with a regularly scheduled meeting of the Board of Directors. The Board of Directors elected to defer their fees due for the third and fourth quarters of the 2021 fiscal year. Unpaid fees amount to $15,300 for Mr. Peoples and $12,500 for both Mr. Blanco and Mr. Norwood.

Directors are annually granted options to purchase 3,500 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant. Stock options granted to directors are considered non-qualified and, beginning in fiscal year 2015, vest 20% per year commencing on the first anniversary of the date of grant; prior director option grants vested immediately. Each grant expires 10 years after the date of grant, except that if a director ceases to be a director, the option terminates at the earlier of 10 years from the date of grant or three years from the last day as a director. The Board of Directors elected to defer their annual stock option grant for the fiscal year 2021.

TCC reimburses members of the Board of Directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. The Company believes that members of the Board of Directors received compensation during fiscal year 2021 commensurate with their responsibilities to the Company and appropriate for a company of TCC’s size and revenues.

27

PROPOSAL II. STOCKHOLDER ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) and Section 14A of the Exchange Act entitle stockholders to cast a non-binding, advisory vote on the compensation of executives as described in a company’s proxy statement, otherwise known as “say on pay” proposals. The legislation makes clear that these votes do not overrule a Board’s compensation decisions, impose additional fiduciary duties on the Board, or limit stockholders’ ability to make other compensation-related proposals.

The Company’s guiding compensation philosophy, as discussed above in Compensation Discussion and Analysis, is to provide compensation that rewards individual and organizational performance and align such compensation with the interests of long-term stockholders. The Company aims to make executive compensation sensitive to Company performance, which is defined in terms of revenue growth and profitability. Compensation also must be competitive, thereby enabling the Company to attract, retain and motivate highly-qualified individuals who contribute to the Company’s success.

We believe that the Company’s executive compensation programs have been effective at providing appropriate incentives for the achievement of targeted results, aligning pay and performance, creating an ownership culture in which award recipients think and act like stockholders, and enabling TCC to attract and retain some of the most talented executives in the communications security device and system industry.

Revenues for the Company’s 2021 fiscal year were $1,866,000 with a net loss of $1,088,000 or $(0.59) per share. Delays in the receipt of certain foreign and domestic contracts due to the COVID-19 pandemic resulted in lower than expected revenue for fiscal 2021. Major domestic and international contracts also did not materialize during the fiscal year as expected due to the pandemic and responses thereto, including restrictions imposed on individuals and businesses by foreign and domestic federal and state governments.

Compensation actions taken with respect to fiscal 2021 for TCC’s named executive officers reflected the Company’s current and historical results. Specifically, in recognition of both the Company’s disappointing financial performance and poor individual achievement of performance milestones, no annual performance bonuses related to company performance were awarded to our CEO or CFO. Stockholders are encouraged to read the Compensation Discussion and Analysis and Compensation sections of this Proxy Statement for a more detailed discussion of how the Company’s compensation programs reflect our overarching compensation philosophy and core principles and how such philosophy and principles were implemented when making compensation decisions for the 2021 fiscal year.

Our Board values constructive dialogue on compensation and other governance topics, and recognizes the interest that investors have in executive compensation. In response to the passage of the Reform Act and in recognition of growing support for advisory votes on compensation and our stockholders’ say-on-pay and say-when-on-pay votes, stockholders currently have the opportunity to vote on an advisory resolution concerning the compensation of our executives on an annual basis. Stockholders approved such frequency at the 2017 annual meeting of stockholders.

At the Meeting, stockholders are being asked to vote on the following resolution:

28

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in the Compensation section (including the tables and narrative discussion therein) of this Proxy Statement be hereby APPROVED.

Stockholders will have the opportunity to vote for or against such resolution, or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter shall be required to approve the stockholder advisory vote on executive compensation as disclosed in this Proxy Statement. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

The advisory vote will not be binding on the Governance Committee or the Board of Directors. However, the Governance Committee and the Board will review the voting results and any concerns raised by stockholders will be considered when determining future compensation arrangements and making decisions about future compensation programs and practices. The Board and Governance Committee also may consult directly with stockholders to better understand any issues and concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION.

29

PROPOSAL III. RATIFICATION OF SELECTION OF

Independent Registered Pubic Accounting Firm

The Audit Committee has selected the firm of Stowe & Degon LLC (“Stowe & Degon”), independent certified public accountants, to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 24, 2022. Stowe & Degon acted as the Company’s independent registered public accounting firm for the company’s 2021 and 2020 fiscal years.

It is expected that a member of Stowe & Degon will be present at the Meeting and will be available to respond to appropriate questions and make a statement if he or she so desires.

Fees

Audit Fees. The aggregate fees billed by Stowe & Degon for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2021 and for the reviews of the financial statements included in the Company’s quarterly reports during fiscal year 2021 were approximately $36,000. There are unbilled audit fees of approximately $75,000 for fiscal year 2021. The aggregate fees billed by Stowe & Degon for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2020 and for the reviews of the financial statements included in the Company’s quarterly reports during fiscal year 2020 were approximately $111,000.

Audit-Related Fees. No fees were billed by Stowe & Degon or CohnReznick for assurance and related services that were reasonably related to the performance of such firm’s audit or review of the Company’s financial statements for fiscal years 2021 and 2020.

Tax Fees. The aggregate fees billed by Verdolino & Lowey, P.C. for professional services rendered for tax compliance, tax advice and tax planning for the Company for each of the fiscal years 2021 and 2020 were approximately $9,000.

All Other Fees. No fees were billed by Stowe & Degon for products or services provided other than those otherwise described above for fiscal years 2021 and 2020.

Pre-Approval Policies

It is the policy of the Audit Committee to pre-approve the audit and permissible non-audit services performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair such firm’s independence, in appearance or fact. In fiscal year 2021, the Audit Committee pre-approved all such services performed by Stowe & Degon.

Ratification

Stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise, but is being done as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider this selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

30

The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of the selection of the independent registered public accounting firm. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2022.

31

PROPOSAL IV. APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN

On May 6, 2021, the Board of Directors approved and adopted the Technical Communications Corporation 2021 Equity Incentive Plan, which was amended and restated in December 2021 (as amended and restated, the “2021 Equity Plan”), which plan is subject to shareholder approval at the Meeting. The 2021 Equity Plan currently provides for the issuance of up to 300,000 shares of Common Stock pursuant to awards of stock options (non-qualified), stock appreciation rights, and restricted stock to employees, directors and consultants to the Company. The amendment for which stockholder approval is being sought at the Meeting would allow for the issuance of incentive stock options as well as increase the number of shares of Common Stock authorized for issuance upon grants and awards to 400,000 shares.

Set forth below is a summary of certain provisions of the 2021 Equity Plan and a general description of the U.S. Federal income tax treatment applicable to the receipt of awards under the 2021 Equity Plan. The text of the 2021 Equity Plan, as amended, is set forth in Appendix I to this Proxy Statement. The following is intended to be a summary, and does not purport to be a complete statement, of the principal terms of the 2021 Equity Plan. This summary is subject to and qualified in its entirety by reference to the Appendix.

General

Purpose. The stated purpose of the 2021 Equity Plan is to promote the success and interests of the Company and its stockholders by permitting and encouraging recipients to obtain a proprietary interest in the Company and its subsidiaries through the grant of awards that are consistent with the Company’s goals and that link the personal interests of recipients to those of the Company’s stockholders. The 2021 Equity Plan is further intended to enable the Company to attract, retain and motivate individuals whose services are critical to the success of the Company and align the interests of such individuals with those of the Company.

Plan Duration. The 2021 Equity Plan commenced on May 6, 2021 (“Effective Date”) and shall remain in effect, subject to the right of the Board of Directors of the Company to amend or terminate the Plan at any time, until all Shares subject to the Plan are either purchased or acquired according to the Plan’s provisions. However, no Awards may be granted under the Plan after the expiration of ten years from its Effective Date, but Awards previously granted may extend beyond that date and may continue to be in effect.

Administration. The 2021 Equity Plan may be administered by the Compensation, Nominating and Governance Committee of the Board (or any successor thereto) consisting of not less than two members who meet the “non-employee director” requirements of Rule 16b-3 promulgated under the Exchange Act and the “outside director” requirements of Code Section 162(m), by any other committee appointed by the Board, provided the members of such committee meet such requirements, or by the full Board (as applicable, the “Committee”). Currently, the Governance Committee administers the 2021 Equity Plan and, subject to the terms of such plan, has the authority to determine the individuals to whom, and the time or times at which, awards are made, the type and size of each award, the fair market value of the Common Stock and, subject to the plan, the exercise price per share, as well as the other terms and conditions of each award (which need not be identical across recipients). The Committee also has the power to construe and interpret the 2021 Equity Plan, establish, amend and waive rules and regulations relating to the plan, and amend or modify the terms and conditions of any outstanding award, including acceleration of vesting and extension of exercise terms, all in accordance with the provisions of the 2021 Equity Plan. All decisions, determinations and interpretations made by the Committee are final and binding.

32

Subject Shares. As noted above, the maximum number of shares that may be issued pursuant to awards granted under the 2021 Equity Plan is 400,000 shares; shares issued under the plan shall be authorized but unissued shares of Common Stock. If any award is canceled, terminates, expires or lapses for any reason without having been exercised in full, any shares subject to such award that remain unpurchased will be available for future grant. In addition, any shares retained by the Company upon exercise of an award in order to satisfy the exercise price of such award, or any withholding taxes due with respect to such exercise, shall be treated as not issued and shall continue to be available. At the same time, shares issued under the 2021 Equity Plan and later repurchased by the Company are not available for future grant or sale.

Eligible Participants. Subject to certain limitations, awards under the 2021 Equity Plan may be granted to any employee, non-employee director, or consultant of the Company and its parents and subsidiaries. Only employees of the Company and its parents and subsidiaries may be granted incentive stock options (“ISOs”) under the 2021 Equity Plan. As of December 10, 2021, the Company had 19 full-time employees, two of whom are also officers and/or directors. As of December 10, 2021, there were three members of the Board of Directors who were not employees of the Company. The grant of an award in one year or at any particular time shall not require the grant of an award in any other year or at any other time.

Plan Amendments; Award Amendments. The Board may, upon recommendation of the Committee, at any time and from time to time, alter, amend, suspend or terminate the 2010 Plan in whole or in part, subject to applicable stockholder approval requirements. The Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, rules, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that unless the Committee determines otherwise, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the plan or awards meeting the requirements of Code Section 162(m).

Notwithstanding any other provision of the 2021 Equity Plan to the contrary, no termination, amendment or modification of the plan shall adversely affect or impair in any material way any award previously granted under the plan without the written consent of the recipient (although the plan may be amended in a manner that does not affect awards granted prior to the date of amendment or termination if such amendment is necessary to retain the benefits of Rule 16b-3 or Section 162(m) of the Code or to otherwise comply with applicable law, or such amendment does not adversely affect the rights of the recipient).

Options

In General. Options may be granted at any time as determined by the Committee. The date of grant of an option shall be, for all purposes, the date on which the Board makes the determination to grant such option. Notice of the Board’s decision must be given to the recipient within a reasonable time after the date of grant. Each grant is evidenced by an option agreement, which agreement must specify whether the option is an ISO or a non-qualified stock option (“NQSO”) and contains the other terms and conditions of the grant.

33

Price. The option price for any option granted under the 2021 Equity Plan must be equal to at least 100% of the fair market value of the Common Stock as of the date of grant. The option price for any ISO granted under the 2021 Equity Plan to an employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parents or subsidiaries may not be less than 110% of the fair market value on the date of grant.

Duration. The term of each option shall be as determined at the time of grant but no option may be exercised after the 10th anniversary date of its grant. In the case of an ISO that is awarded to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the term of such ISO must be five years or such shorter period as the Board or Committee determines.

Fair Market Value. The fair market value as of any given date shall be the closing sales price of a share of Common Stock on the Composite Tape, as reported by The Wall Street Journal, on such date on the principal national securities exchange on which the Common Stock is then traded (currently the NASDAQ Capital Market). If the Common Stock is not then traded on a national securities exchange, the fair market value shall be the average of the closing bid and asked prices of the Common Stock on such date as furnished by the Over-the-Counter Bulletin Board or Pink Sheets, LLC, with certain exceptions. If the Common Stock is not admitted to trade on a securities exchange or quoted on the OTCBB or Pink Sheets, the fair market value shall be as determined in good faith by the Committee, taking into account such facts and circumstances deemed to be material to the value of the Common Stock.

Exercise and Payment for Stock. Stock options are exercisable at such time or times and subject to such terms and conditions as shall be determined at the time of grant, which terms and conditions need not be the same across recipients. Options are exercised upon delivery of notice to the Company in accordance with the 2021 Equity Plan and when payment in full has been received. The option exercise price may be paid in cash, bank or cashier’s check, other previously acquired shares or the withholding of shares of Common Stock otherwise issuable upon exercise having a fair market value on the date of surrender equal to the aggregate exercise price of the shares being purchased, or any combination of such methods of payment. Shares issued upon exercise will be subject to such restrictions on transfer, if any, imposed by the Committee.

Effect of Termination of Employment, Disability or Death. Each option agreement will set forth the extent to which the recipient will be entitled to exercise such option following termination of the recipient’s employment or consulting arrangement with the Company. ISOs may not be exercised unless, at the time of exercise, the recipient is and has been continuously since the date of grant an employee of the Company. However, (a) in the event of a recipient’s termination of employment other than because of death or disability, the recipient may exercise the ISO within three months of the last day of employment, (b) in the event of a recipient’s death while an employee or within three months after the recipient ceases to be an employee of TCC, the ISO may be exercised by the transferee of such ISO within one year of the date of death, and (c) in the event the recipient becomes disabled while an employee, the ISO may be exercised within one year of the date the recipient ceases to be an employee because of such disability.

In all cases, the ISO may be exercised only if and to the extent the ISO was exercisable at the date of employment termination or death.

34

Non-Transferability. Stock options issued under the 2021 Equity Plan are not transferable except by will or the laws of descent and distribution and may be exercised, during the recipient’s lifetime, only by the recipient or his or her legal representative, provided that the Committee may permit a recipient to transfer all or some portion of a NQSO to immediate family members or one or more trusts for the benefit of such immediate family members.

Stock Appreciation Rights

In General. SARs may be granted at any time and from time to time as determined by the Committee, which has complete discretion in determining the recipients of SARs, the size of any such award, and the other terms and conditions applicable to the award consistent with the 2021 Equity Plan. Each grant is evidenced by a SAR agreement, which agreement shall specify the grant price, term and other provisions of the award. The term of the SAR will be determined by the Committee and may not exceed 10 years from the date of grant.

Price. The grant price of a SAR must equal the fair market value of a share of Common Stock on the date of grant. Fair market value is determined in the same manner as described above for options.

Exercise and Payment. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes. SARs are deemed exercised when written notice of exercise is received by the Company specifying the number of shares with respect to which the SAR is being exercised. The payment upon exercise of a SAR may be in cash or stock of the Company. The amount of the payment is calculated by multiplying the difference between the fair market value on the date of exercise and the grant price by the number of shares with respect to which the SAR is being exercised.

Effect of Termination of Employment, Disability or Death. Each SAR agreement will set forth the extent to which the recipient will be entitled to exercise such SAR following termination of the recipient’s employment or consulting arrangement with the Company. The ability to exercise following termination is in the sole discretion of the Committee, which need not treat SAR recipients similarly.

Non-Transferability. SARs issued under the 2021 Equity Plan are not transferable except by will or the laws of descent and distribution and may be exercised, during the recipient’s lifetime, only by the recipient, provided that the Committee may permit a recipient to transfer all or some portion of a SAR to immediate family members or one or more trusts for the benefit of such immediate family members.

Restricted Stock and Restricted Stock Units

In General. The Committee may grant shares of restricted stock or restricted stock units at any time and from time to time in such amounts, at such prices and upon such other terms and conditions as it determines, consistent with the 2021 Equity Plan. Each grant must be evidenced by a restricted stock or restricted stick unit agreement containing the material terms of the grant.

Transferability. The shares of restricted stock or restricted stock units granted under the 2021 Equity Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Committee and specified in the restricted stock or restricted stock unit agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the agreement.

35

Restrictions. The Committee may impose such other conditions and/or restrictions on any shares of restricted stock or restricted stock units granted pursuant to the 2021 Equity Plan as it may deem advisable including, without limitation, a requirement that recipients pay a stipulated purchase price for each share of restricted stock or restricted stock units, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws. The Company may retain the certificates representing shares of restricted stock or restricted stock units, along with a stock power endorsed in blank, until such time as all conditions and/or restrictions applicable to such shares have been satisfied. Except as otherwise provided in the 2021 Equity Plan, shares of restricted stock or restricted stock units become freely transferable after the last day of the applicable period of restriction.

Voting Rights; Dividends and other Distributions. Award recipients have the right to vote all shares of restricted stock or restricted stock units subject to the award during the period of restriction; during such period, recipients may be credited with dividends and distributions paid with respect to the underlying shares while they are so held. The Committee may apply any restrictions to dividends and distributions made that it deems appropriate.

Effect of Termination of Employment, Disability or Death. Each restricted stock or restricted stock units agreement will set forth the extent to which the recipient will be entitled to receive unvested shares of restricted stock or restricted stock units following termination of the recipient’s employment or consulting arrangement with the Company, as determined in the sole discretion of the Committee, which need not treat recipients similarly. Notwithstanding the foregoing, except in the case of a termination due to death or disability of the recipient, the vesting of shares of restricted stock or restricted stock units that qualify for the performance-based exception under Code Section 162(m) and that are held by “covered employees” shall occur at the time they otherwise would have vested but for the employment termination. “Covered employee” means a recipient who, as of the date of vesting and/or payout of an award, as applicable, is one of the group of “covered employees,” as such term is defined in the regulations promulgated under Code Section 162(m), or any successor statute.

Retention Rights; Terminations for Cause

Employment. Neither the 2021 Equity Plan nor any award made under such plan confers any right upon a recipient with respect to the continuation of any employment, consulting or advisory relationship with the Company.

Terminations for Cause. In the event of the termination of a recipient’s employment or consulting arrangement with the Company for “Cause”, then such recipient’s rights under any then-outstanding awards shall immediately terminate as of the time of such termination. Termination for cause means any termination for cause as defined in any employment or similar agreement by and between the Company and the recipient. If no such agreement is then in effect, cause shall include but not be limited to a recipient’s (a) commission of an act of fraud, embezzlement, misappropriation or theft or a felony, (b) gross negligence, willful misconduct, insubordination or habitual neglect of duty in carrying out his or her duties as a employee, consultant or non-employee director; (c) non-compliance with any policy of the Company or the Company’s Code of Business Conduct and Ethics and failure to cure such non-compliance, or (d) breach of any material term of any agreement, contract or other arrangement between the recipient and the Company regarding the recipient’s employment by or engagement with the Company, or breach of any duty owed by the recipient to the Company and/or its stockholders, in each case as determined by the Board. The Board may suspend the recipient’s right to exercise or receive any award pending a determination by the Board under certain circumstances.

36

Change in Control

In the event of a “change in control”, as such term is defined in the 2021 Equity Plan (including the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, the sale of all or substantially all of the assets of the Company, or the acquisition by a person or group of beneficial ownership of securities representing more than 33% of the combined voting power of the Company), then the Committee may: (a) provide for the assumption of all outstanding awards, or the substitution of outstanding awards for new awards, for equity securities of the surviving, successor or purchasing person, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and prices of shares subject to such awards as determined in good faith by the Board; (b) accelerate the vesting of all options and SARs that remain outstanding; (c) remove any restrictions and deferral limitations applicable to any restricted stock or restricted stock units; (d) in the case of the proposed liquidation of the Company, terminate each outstanding award immediately prior to the consummation of such action or such other date as fixed by the Board and provide recipients the right to exercise such award prior to such date; and/or (e) make any and all other adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the purposes of the 2021 Equity Plan.

Tax Provisions

Federal Income Tax Consequences to the Recipient. In general, taxable income is recognized with respect to an ISO only upon the sale of Common Stock acquired through the exercise of the ISO (“ISO Stock”) and not in connection with its grant or exercise. However, the exercise of an ISO may subject the recipient to the alternative minimum tax. The tax consequences of selling ISO Stock will vary with the length of time that the recipient has owned the ISO Stock at the time it is sold. If the recipient sells ISO Stock after having owned it for the greater of (a) two years from the date the option was granted, and (b) one year from the date the option was exercised, then the recipient will recognize long term capital gain in an amount equal to the excess of the amount realized by the recipient on the sale price of the ISO Stock over the exercise price. If the recipient sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the grant date and one year from the exercise date (a “Disqualifying Disposition”), then all or a portion of the gain recognized by the recipient will be ordinary compensation income and the remaining gain, if any, will be a capital gain. Any capital gain realized by the recipient from the sale of ISO Stock will be a long-term capital gain if the recipient has held the ISO Stock for more than one year prior to the date of sale. If a recipient sells ISO stock for less than the exercise price, then the recipient will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the recipient has held the ISO Stock for more than one year to the date of sale.

As with ISOs, the grant of NQSOs does not result in the recognition of taxable income to the recipient. However, the exercise of an NQSO results in the recognition of ordinary income to the recipient in the amount by which the fair market value of the Common Stock acquired through the exercise of the NQSO (“NQSO Stock”) on the exercise date exceeds the exercise price. Because of this tax consequence, NQSOs are typically exercised simultaneously with the sale of the NQSO Stock. If the NQSO stock is not sold upon exercise, the recipient acquires a tax basis in the NQSO Stock equal to the effective fair market value of the stock on the day of exercise. The sale of NQSO Stock generally will result in the recognition of capital gain or loss in an amount equal to the excess of the sale price of the NQSO Stock over the recipient’s tax basis in the NQSO Stock. This capital gain or loss will be a long-term gain or loss if the recipient has held the NQSO Stock for more than one year prior to the date of the sale and any such capital gain may be eligible for the lower capital gains rate if held for more than a year.

37

Generally, a recipient will not recognize taxable income upon the grant of a stock appreciation right, but will recognize ordinary income upon the exercise of the SAR in an amount equal to the cash received upon exercised (if settled in cash) or the difference between the fair market value of the Common Stock received upon exercise of the SAR and the amount, if any, paid by the recipient in connection with the exercise of the SAR (if settled in stock). The recipient will recognize ordinary income upon the exercise of a SAR settled in stock regardless of whether the shares received upon exercise are subject to further restrictions on sale or transferability. The recipient’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the SAR exercise. The holding period for shares received upon settlement begins on the exercise date.

A recipient generally will not be taxed at the time of a restricted stock award but will recognize income in an amount equal to the excess of the fair market value of the shares of Common Stock over the purchase price (if any) when the award vests or is otherwise no longer subject to a substantial risk of forfeiture, unless the recipient elects to accelerate recognition as of the date of grant. Recipients receiving restricted stock may elect to be taxed at the time of grant by making an election under Section 83(b) of the Code; if a restricted stock award is subject to a Section 83(b) election, dividends will be taxable to the recipient as dividend income, which currently is subject to the same rate as capital gains income.

Federal Income Tax Consequences to the Company. The grant and exercise of ISOs and NQSOs generally have no direct tax consequences to the Company. The Company generally will be entitled to a compensation deduction with respect to any ordinary income recognized by a recipient, including income that results from the exercise of a NQSO or a Disqualifying Disposition of an ISO. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company has a statutory obligation to withhold appropriate income taxes from the ordinary income that is realized from the exercise of NQSOs by employees. In the case of grants of SARs or restricted stock, the Company will generally have a corresponding deduction at the same time the recipient recognizes income.

The foregoing is only a summary of the effect of federal income taxation upon the recipient and the Company with respect to awards granted under the 2021 Equity Plan. It does not purport to be complete and does not discuss the tax consequences arising in the event of a recipient’s death or the income tax laws of the municipality, state or foreign country under which the recipient’s income may be taxable.

Registration with the Commission

The Company intends to file a registration statement on Form S-8 relating to the issuance of shares of Common Stock under the 2021 Equity Plan with the Commission after approval of the plan by stockholders. If stockholders do not approve the 2021 Equity Plan, no such registration statement will be filed.

38

New Plan Benefits

Future equity grants and awards, if any that will be made to eligible participants in the 2021 Equity Plan are subject to the discretion of the Governance Committee and, therefore, are not determinable at this time. It is expected that each such grant or award will be made at an exercise price equal to the fair market value of the Common Stock on the day of grant. The value of each such award depends on the market value of the Company’s Common Stock on the day of exercise and therefore cannot be determined or estimated at this time. The closing sales price of the Company’s Common Stock on December 10, 2021 was $2.15 per share.

Equity Compensation Plan Information

The following table presents information about the 2010 Plan and the 2005 Plan, (which plans have expired but under which there are still options outstanding) as of fiscal year-end September 25, 2021.

Plan category	Number of securities to be issued upon exercise o outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders	119,400(1)	$3.41	--

Equity compensation plans not approved by stockholders	24,500(2)	$7.53	--

Total	143,900	$4.11	--

(1)	Of the 119,400 options outstanding as of September 25, 2021, 70,900 were exercisable as of such date at an average exercise price of $3.58 per share.

The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the 2021 Equity Plan. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE 2021 EQUITY PLAN.

39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table shows, as of December 10, 2021, the beneficial ownership of Common Stock of the Company by (i) any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of TCC’s current directors and nominees, (iii) each of the Company’s named executive officers, and (iv) all current directors and executive officers of the Company as a group. As of December 10, 2021, there were 1,854,403 shares of Common Stock outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Francisco F. Blanco	21,000(2)	1.1%
Carl H. Guild, Jr.	325,959(3)	17.3%
Thomas E. Peoples	27,190(4)	1.4%
Ralph M. Norwood	4,700(5)	0.3%
Michael P. Malone	40,127	2.2%

All current directors, executive officers and 5% holders as a group (5 persons)	418,976(6)	21.7%

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group, within 60 days of December 10, 2021, upon the exercise of stock options or other purchase rights, but not the exercise of options or warrants held by any other person. The address of Messrs. Blanco, Guild, Peoples, Norwood and Malone is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.
(2)	Represents 21,000 shares issuable upon the exercise of stock options.
(3)	Includes 28,000 shares issuable upon the exercise of stock options, and 297,959 shares held jointly by Mr. Guild and his wife.
(4)	Includes 22,400 shares issuable upon the exercise of stock options.
(5)	Includes 700 shares issuable upon the exercise of stock options.
(6)	Includes an aggregate 72,100 shares issuable upon the exercise of stock options.

Change in Control

The Company knows of no arrangements (including any pledge by any person of securities of TCC) that may result or have resulted in a change in control of the Company.

40

ADDITIONAL INFORMATION

Other Matters

The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the Meeting. However, if any other matters are properly presented to the Meeting for action, it is intended that the persons named in the enclosed proxy card will vote on such matters in accordance with their best judgment and applicable law.

Stockholder Proposals for 2023 Annual Meeting

Proposals of stockholders for inclusion in the Proxy Statement and form of proxy, including director nominees, for the Company’s 2023 Annual Meeting of Stockholders (which is expected to be held on Monday, February 13, 2023) must be received by the Company at its principal executive offices no later than September 13, 2022, and must comply with the applicable requirements of federal securities laws and the Company’s nomination procedures as discussed herein. Stockholder proposals received outside this process will be considered untimely if the Company is not provided written notice thereof at least 45 days prior to the first anniversary of the date of mailing of this year’s proxy materials, as set forth on the first page of this Proxy Statement, or November 26, 2022. In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

Expenses and Solicitations

The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Further solicitation of proxies from some stockholders may be personally made by directors, officers and regular employees of the Company, by telephone, electronic mail, facsimile or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation by such individuals.

In addition, the Company may request banks, brokers, custodians, nominees, and fiduciaries to forward copies of the Company’s proxy materials to those persons for whom they hold shares to request instructions for voting the proxies. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

Householding

Certain stockholders who share the same address may receive only one copy of this Proxy Statement (which includes the Notice of Internet Availability of Proxy Materials) and the 2021 Annual Report on Form 10-K in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of this Proxy Statement (which includes the Notice of Internet Availability of Proxy Materials) or the Annual Report, either by contacting your bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or by contacting TCC via telephone at (978) 287-5100 or in writing at Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts, 01742, Attention: Investor Relations. The Company will promptly provide separate copies of the requested materials. If you request to begin or stop householding, you should provide your name, the name of your broker, bank or other record holder, and your account information.

41

Annual Report on Form 10-K

The Company will provide, promptly upon written request and without charge to each stockholder entitled to vote at the Meeting, a copy of the Company’s Annual Report on Form 10-K as filed with the Commission for the fiscal year ended September 25, 2021. A request for copies of such report should be addressed to the Company at 100 Domino Drive, Concord, Massachusetts 01742, Attention: Investor Relations.

42

ANNUAL MEETING OF STOCKHOLDERS OF TECHNICAL COMMUNICATIONS CORPORATION Date: February 14, 2022 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL : The Notice of Meeting, proxy statement, proxy card and Annual Report for the 2021 fiscal year are available at www.tccsecure.com/investors/proxy - statement - 2021.aspx Signature of Stockholder Date: Note: Please sign exactly as your name or names appear in this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above . Please note that changes to the registered name(s) on the account may not be submitted via this method . Signature of Stockholder Date : 2. Advisory vote on the compensation of the Company's named executive officers as disclosed in the proxy statement for the meeting. 3 . Ratify the appointment of Stowe & Degon, LLC as independent registered public accounting firm of the Company for the fiscal year ending September 24 , 2022 . 4. Approve the Technical Communications Corporation 2021 Equity Incentive Plan, as amended 5. Consider and act upon such other business and matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented at the Meeting. Only stockholders of record of the Company at the close of business on December 10 , 2021 are entitled to notice of and to vote at the Meeting or any adjournments thereof . All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience . If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person . FOR AGAINST ABSTAIN PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please complete, sign, date and return your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 10130303000000000000 0 021422 WITHHOLD AUTHORITY FOR THE NOMINEE 1. Elect one Class I Director to serve on the Board of Directors for a term of three years expiring at the 2025 Annual Meeting of Stockholders. NOMINEE: FOR THE NOMINEE O Ralph M. Norwood. Class I Director

0 TECHNICAL COMMUNICATIONS CORPORATION Proxy for Annual Meeting of Stockholders Date: February 14, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints CARL H . GUILD, JR . , MICHAEL P . MALONE and THOMAS J . CONTE , and each of them, proxies of the undersigned, with full powers of substitution to each, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock, $ 0 . 10 par value, of TECHNICAL COMMUNICATIONS CORPORATION the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10 : 00 a . m . local time on February 14 , 2022 , and at any adjournments thereof . This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies named herein on any other business which may properly come before said meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement for said meet - ing, receipt of which is hereby acknowledged . If no direction is made, the proxy will be voted FOR the election of the nominee named in Proposal 1 and FOR Proposals 2 , 3 and 4 . Please vote, date and sign on the reverse side, and promptly return in the enclosed envelope . (Continued and to be signed on the reverse side) 14475